Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports Fourth Quarter and Fiscal 2018 Financial Results

PHILADELPHIA, PA - April 1, 2019 - (GLOBE NEWSWIRE) - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today that it has filed its Annual Report on Form 10-K for the fourth quarter and the fiscal year ended December 31, 2018. This release will be followed by a conference call on April 2, 2019 at 8:30 am EDT with Hill International Chief Executive Officer Raouf Ghali and Senior Vice President and Chief Financial Officer Todd Weintraub.

Mr. Ghali commented, “2018 was a transitional year for Hill as we completed our organization streamlining initiative (Profit Improvement Plan), on-boarded a new executive management team, strengthened our accounting function and realigned incentives around performance. As a result, I believe that Hill is now well positioned for profitable growth. In the first quarter alone, we have increased backlog to over $800 million due to new work and our opportunities pipeline is quite robust. I am optimistic about 2019 and beyond and I look forward to providing you with an update on our conference call tomorrow morning.”

Fourth Quarter Financial Results

Hill's total revenue for the quarter ended December 31, 2018 was $100.7 million, a decrease of 15.4% compared to the quarter ended December 31, 2017. Consulting fee revenue ("CFR") was $75.4 million and $89.6 million for the quarters ended December 31, 2018 and 2017, respectively, which was 74.9% and 75.3% of total revenues, respectively.

The Company’s operating loss for the quarter ended December 31, 2018 was $4.5 million compared to an operating loss of $1.7 million during the same period in the prior year. Net loss from continuing operations was $7.3 million, or $0.13 per diluted share, compared to a net loss from continuing operations of $6.1 million, or $0.12 per diluted share, for the quarters ended December 31, 2018 and 2017, respectively.

The operating losses in both 2018 and 2017 fourth quarters were mostly due to higher than usual selling, general and administrative ("SG&A") expenses. The elevated expenses related primarily to the Company’s financial restatement and implementation costs associated with the previously disclosed Profit Improvement Plan ("PIP"). The financial restatement was completed during 2018 and the PIP was substantially complete as of December 31, 2018. SG&A expenses were also impacted by unrealized foreign exchange movements in both 2017 and 2018.

Adjusted EBITDA (as defined below), which excludes the effects of the SG&A items specified above, was negative $1.4 million  for the fourth quarter of 2018, compared to $4.7 million for the fourth quarter of 2017 (see EBITDA and adjusted EBITDA table below). Adjusted EBITDA in the fourth quarter of 2018 was negatively impacted by a bad debt provision of $3.1 million.

Full Year Financial Results

Hill's total revenue for the year ended December 31, 2018 was $428.7 million, a decrease of 11.4% compared to the year ended December 31, 2017. CFR was $337.2 million and $383.5 million for the years ended December 31, 2018 and 2017, respectively, which was 78.7% and 79.3% of total revenues, respectively.

The Company’s operating loss for the year ended December 31, 2018 was $21.0 million compared to an operating loss of $0.6 million during the prior year. Net loss from continuing operations for the year ended December 31, 2018 was $30.5 million, or $0.56 per diluted share, compared to a net loss from continuing operations of $6.7 million, or $0.13 per diluted share, for the year ended December 31, 2017.

The operating losses in both 2018 and 2017 were mostly due to higher than usual SG&A expenses. The elevated expenses related primarily to the Company’s financial restatement and implementation costs associated with the PIP. The financial restatement was completed during 2018 and the PIP was substantially complete as of December 31, 2018. SG&A expenses were also impacted by unrealized foreign exchange movements in both years. The results for 2018 also included a large loss on a performance bond and a gain on the recovery of a portion of a large account receivable which had been reserved.

Adjusted EBITDA (as defined below), which excludes the effects of the SG&A items specified above, was $15.3 million for  2018 compared to $17.6 million for 2017 (see EBITDA and Adjusted EBITDA table below). Adjusted EBITDA in 2018 was negatively impacted by a bad debt provision of $3.1 million in the fourth quarter.

Non-GAAP Reconciliations

EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations is not a measure of financial performance under generally accepted accounting principles ("GAAP"). EBITDA, in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance and its ability to generate cash flow from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Adjusted EBITDA

EBITDA, adjusted for foreign currency translation losses (benefit) and non-recurring activity such as the loss on performance bond, Libya bad debt recovery, costs incurred with the Profit Improvement Plan and other one-time costs (“Adjusted EBITDA”), is not a measure of financial performance under GAAP. Investors should recognize that Adjusted EBITDA might not be comparable to similarly-titled measures of other companies.

The following table includes a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
(in thousands)
Net (loss) earnings from continuing operations	(7,295)	(6,115)	(30,512)	(6,690)
Less: net earnings - noncontrolling interests	(10)	3	86	178
Net earnings (loss) attributable to Hill International, Inc.	$(7,285)	$(6,118)	$(30,598)	$(6,868)

Interest and related financing fees, net	1,455	965	5,310	3,031
Income tax expense	1,311	3,471	4,239	3103
Depreciation and amortization expense	1,997	1,512	5,430	6,523
EBITDA	$(2,522)	$(170)	$(15,619)	$5,789

Adjustments:
Restructuring and restatement costs	2,752	3,846	19,768	14,068
Loss on performance bond	—	—	7,938	—
Libya bad debt recovery (1)	—	—	(3,248)	—
Unrealized foreign currency translation loss (benefit)	(1,581)	1,027	6,450	(2,304)
Adjusted EBITDA	$(1,351)	$4,703	$15,289	$17,553
(1) Adjustment includes the bad debt recovery from a Libyan client, net of the $864 agency collection fee incurred.

Conference Call

Mr. Ghali, and Hill’s Senior Vice President and Chief Financial Officer Todd Weintraub will host a conference call on Tuesday, April 2, 2019 at 8:30 am Eastern Daylight Time to discuss the results.

Interested parties may participate in the call by dialing (877) 511-3236 (Domestic) or (786) 815-8670 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International Conference Call. To listen to the live call online, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com and click on “Financial Information,” and then “Conferences and Calls.” Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived on Hill’s website and accessible for approximately 90 days.

About Hill International

Hill International, with approximately 2,700 professionals in more than 50 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Todd Weintraub
Senior Vice President and Chief Financial Officer
(215) 309-7951
toddweintraub@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)